UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2024

FLORA GROWTH CORP.
(Exact name of registrant as specified in its charter)

Ontario	001-40397	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3406 SW 26th Terrace, Suite C-1
 Fort Lauderdale, Florida, United States 33132
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (954) 842-4989

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, no par value	FLGC	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 4, 2024, Flora Growth Corp. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Aegis Capital Corp. ("Aegis") as underwriter (the "Underwriter"), relating to the offering, issuance and sale of up to 1,700,000 of the Company's common shares ("Common Shares"), no par value per Common Share, at a public offering price of $1.90 per Common Share.

The offering is expected to close on April 8, 2024. The Company's common shares are listed on the Nasdaq Stock Market. The net proceeds to the Company for the offering was approximately $2.8 million, after deducting the underwriting discounts and commissions and estimated offering expenses.

The offering of the securities described above was made pursuant to the Company's effective shelf registration statement on Form S-3 (Registration No. 333-274204), filed with the Securities and Exchange Commission (the "SEC") on August 25, 2023 and amended on August 30, 2023, which was declared effective, on September 6, 2023, and the base prospectus included therein, as supplemented by the preliminary prospectus filed with the SEC on April 4, 2024 and the final prospectus with the SEC on April 5, 2024.

Aegis acted as sole underwriter for the offering. We agreed to provide Aegis an underwriting discount of 7.0% for underwriter-introduced investors and an underwriting discount of 3.0% for Company-introduced investors. We reimbursed Aegis for certain of its expenses, in an amount of up to $75,000, including legal fees.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Subject to certain exceptions, the Company and its executive officers and directors have agreed not to sell or transfer any Common Shares or securities convertible into or exchangeable or exercisable for Common Shares, for 90 days after the offering, without first obtaining the written consent of Aegis.

A copy of the form of Underwriting Agreement is filed as Exhibit 1.1. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Miller Thomson LLP relating to the legality of the issuance and sale of the Common Shares in the offering is attached as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

1.1	Underwriting Agreement, dated April 4, 2024, by and between the Company and Aegis Capital Corp.
5.1	Opinion of Miller Thomson LLP
23.1	Consent of Miller Thomson LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLORA GROWTH CORP.

Date: April 8, 2024	By:	/s/ Clifford Starke
	Name:	Clifford Starke
	Title:	Chief Executive Officer